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                                                                   EXHIBIT 23.10

           CONSENT OF INDEPENDENT PETROLEUM AND GEOLOGICAL ENGINEERS

     The undersigned hereby consents to the incorporation by reference in the joint proxy statement/prospectus constituting part of the St. Mary Land & Exploration Company registration statement on Form S-4 (Registration No. 333-85537) of data derived from our reserve report dated February 5, 1999 relating to the oil and gas reserves of King Ranch Energy, Inc. at December 31, 1998. We also consent to the reference to this firm under the caption "Experts" and elsewhere in such joint proxy statement/prospectus.

                                             /S/ RYDER SCOTT COMPANY, L.P.
                                             -----------------------------------
                                             Ryder Scott Company, L.P.

November 11, 1999